UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________________________________

FORM 8-K
_________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2021
_________________________________________________________

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)
_________________________________________________________

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street
Evansville,	Indiana	47708
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 731-2265
________________________________________________________
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	ONB	The NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amendment to Amended and Restated 2008 Incentive Compensation Plan

On April 29, 2021, Old National Bancorp (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved an amendment (the “2021 Amendment”) to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (Amended and Restated as of May 10, 2012, and Further Amended and Restated as of April 27, 2017) (the “Plan”). The 2021 Amendment amended the definition of “Effective Date” set forth in Section 2.01(p) of the Plan to April 27, 2017, which is the date on which the Company’s shareholders last approved the Plan. The 2021 Amendment as approved by the Company’s shareholders is effective retroactively to April 27, 2017. The foregoing description of the terms of the 2021 Amendment is qualified in its entirety by reference to the full text of the 2021 Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Ratification of Prior Awards Under the Plan

At the Annual Meeting, the Company’s shareholders approved the ratification of certain awards (the “Prior Awards”) under the Plan subsequent to its purported termination on May 15, 2018, as further described in Section VI of the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on March 8, 2021 and is incorporated herein by reference. All of the Prior Awards were made pursuant to, and remain subject to, the terms of the Plan as modified by the 2021 Amendment, and applicable forms of award agreements. All of the Prior Awards made to recipients were ratified and approved at the Annual Meeting, as further described below in Proposal No. 3 under Item 5.07 of this Current Report on Form 8-K.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Company’s Annual Meeting were: (1) Election of the Company’s Board of Directors consisting of thirteen Directors to serve for one year and until the election and qualification of their successors; (2) Approval of Amendment to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan; (3) Ratification of prior awards made under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan; (4) Approval of a non-binding advisory proposal on Executive Compensation; and (5) Ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set forth below:

1. Election of the Company’s Board of Directors consisting of 13 Directors to serve for one year and until the election and qualification of their successors:

Director Nominee	For	Withheld	Broker Non-Votes
Andrew E. Goebel	122,745,303	715,220	19,652,343
Jerome F. Henry, Jr.	122,781,253	679,270	19,652,343
Daniel S. Hermann	122,953,698	506,825	19,652,343
Ryan C. Kitchell	122,996,224	464,299	19,652,343
Phelps L. Lambert	121,179,022	2,281,501	19,652,343
Austin M. Ramirez	122,609,846	850,677	19,652,343
James C. Ryan III	119,525,901	3,934,622	19,652,343
Thomas E. Salmon	122,789,739	670,784	19,652,343
Randall T. Shepard	122,536,616	923,907	19,652,343
Rebecca S. Skillman	122,014,665	1,445,858	19,652,343
Derrick J. Stewart	122,900,454	560,069	19,652,343
Katherine E. White	122,426,505	1,034,018	19,652,343
Linda E. White	122,931,691	528,832	19,652,343

2. Approval of Amendment to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan.

For	Against	Abstentions	Broker Non-Votes
116,379,864	3,044,944	4,035,715	19,652,343

3. Ratification of prior awards made under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan.

For	Against	Abstentions	Broker Non-Votes
116,543,234	2,918,244	3,999,045	19,652,343

4. Approval of a non-binding advisory proposal on Executive Compensation.

For	Against	Abstentions	Broker Non-Votes
120,546,788	2,450,722	463,013	19,652,343

5. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

For	Against	Abstentions
141,957,230	1,000,251	155,385

Item 8.01 Other Events

On April 29, 2021, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly cash dividend of $0.14 per common share. The dividend is payable June 15, 2021, to shareholders of record on June 1, 2021. For purposes of broker trading, the ex-dividend date of the cash dividend is May 31, 2021.

Attached hereto as Exhibit 99.1 is the press release issued by the Company announcing the dividend and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

10.1    Amendment to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan.

99.1    Press Release Issued by Old National Bancorp dated April 29, 2021.

104         Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2021

OLD NATIONAL BANCORP

By: /s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President
Chief Legal Counsel and Corporate Secretary

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